EXHIBIT 99.1
News Release

Pioneer Southwest Energy Partners L.P. Provides Production and Financial Update for the Second Quarter of 2012

Dallas, Texas, July 18, 2012 -- Pioneer Southwest Energy Partners L.P. (NYSE:PSE) (“Pioneer Southwest” or “the Partnership”) today provided updates on the Partnership’s expected production and commodity price realizations for the second quarter of 2012.

Second Quarter 2012 Production Update

Pioneer Southwest’s production averaged 7,103 barrels oil equivalent per day (BOEPD) in the second quarter of 2012. The Partnership’s production guidance for the quarter was 7,400 BOEPD to 7,900 BOEPD. Production from the Spraberry field in West Texas was negatively impacted by approximately 530 BOEPD due to unplanned third-party natural gas liquids (NGL) fractionation downtime and tight industry NGL fractionation capacity at Mont Belvieu, Texas, as described below. Had these third-party processing issues not occurred during the second quarter and all of Pioneer Southwest’s NGL volumes could have been fractionated and sold, the Partnership’s production would have been approximately 7,630 BOEPD.

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The Spraberry field produces oil and associated liquids-rich gas. The gas includes NGLs, which are separated at the Midkiff/Benedum and Sale Ranch gas processing facilities in West Texas. These NGLs are then transported to third-party fractionation facilities at Mont Belvieu. During May, a significant third-party facility was shut down for planned maintenance. When it came back on line in late May, it had operating problems and was not able to achieve its pre-shutdown fractionation capacity. As a result of this problem and tight fractionation capacity across the Mont Belvieu complex, Pioneer Southwest built an NGL inventory of 28 thousand barrels that could not be processed for sale in June, thereby negatively impacting production for the second quarter by approximately 310 BOEPD. Within the next month, the fractionation facility is expected to increase processing rates to its pre-shutdown processing capacity, thereby allowing Pioneer Southwest’s NGL inventory and ongoing production to be fractionated and sold over the remainder of 2012. Based on the Partnership’s second quarter NGL price realization per barrel, the NGL inventory has a sales value of approximately $840 thousand.

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The Midkiff/Benedum gas processing plants were also forced to reject ethane into the residue gas stream during the second quarter as a result of tight NGL capacity at Mont Belvieu. The net impact of this shift was a loss in production of approximately 220 BOEPD. Ethane rejection continues and is expected to impact Pioneer Southwest’s production over the remainder of 2012 based on the outlook for continuing tight fractionation capacity at Mont Belvieu. Due to low ethane prices, there is not a significant economic impact to rejecting ethane versus producing it. Pioneer Southwest estimates that its revenues are lower as a result of rejecting ethane by approximately $2 thousand per day at current gas and NGL prices.

Second Quarter 2012 Commodity Prices

In the second quarter of 2012, Pioneer Southwest’s oil sales averaged 4,874 barrels per day (BPD), NGL sales averaged 1,164 BPD and gas sales averaged 6 million cubic feet per day. For the second quarter, Pioneer Southwest expects to report an approximate before-tax net gain of $46 million on mark-to-market derivative contracts, of which approximately $48 million is a before-tax noncash net gain and $2 million is a before-tax cash net loss. The Company's derivative mark-to-market results are outlined on the attached schedule.

In the second quarter, the NYMEX West Texas Intermediate (WTI) oil price averaged $93.49 per barrel. Pioneer Southwest’s second quarter oil average realized price per barrel before derivative transactions was $86.25 per barrel. Including the impact of all derivatives, the second quarter average oil price was $77.53 per barrel. The NGL average realized price per barrel before derivative transactions was $30.28, or approximately 32% of WTI. Including the impact of all derivatives, the average NGL price was $26.02 per barrel.

In the second quarter, the NYMEX gas price averaged $2.21 per thousand cubic feet (MCF). Pioneer Southwest’s second quarter average realized gas price before derivative transactions was $1.89 per MCF. Including the impact of all derivatives, the average gas price was $5.11 per MCF.

The Partnership’s open derivatives positions are outlined on the attached schedule.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas. For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:
Investors
Frank Hopkins – 972-969-4065
Eric Pregler – 972-969-5756
Casey Edwards – 972-969-5759
Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

The following table summarizes net derivative gains and losses that the Partnership expects to record in its earnings for the three and six months ended June 30, 2012:

Derivative Gains, Net
(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012

Noncash changes in fair value:
Oil derivative gains	$48,104	$37,726
NGL derivative gains	3,213	5,014
Gas derivative losses	(2,553)	(2,443)
Total noncash derivative gains, net	48,764	40,297

Cash settled changes in fair value:
Oil derivative losses	(3,873)	(10,407)
NGL derivative losses	(452)	(1,618)
Gas derivative gains	1,870	3,496
Total cash derivative losses, net	(2,455)	(8,529)
Total derivative gains, net	$46,309	$31,768

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of July 17, 2012

			Twelve Months Ending
	2012		December 31,
	Third	Fourth
	Quarter	Quarter	2013	2014	2015

Oil Derivatives:
Collar contracts with short puts:
Volume (Bbls per day)	1,500	1,500	1,750	5,000	—
Price per Bbl:
Ceiling	$109.00	$109.00	$116.00	$124.00	$—
Floor	$85.00	$85.00	$88.14	$90.00	$—
Short put	$70.00	$70.00	$73.14	$72.00	$—
Swap contracts:
Volume (Bbls per day)	3,000	3,000	3,000	—	—
Price per Bbl	$79.32	$79.32	$81.02	$—	$—
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	750	750	—	—	—
Price per Bbl (a)	$35.03	$35.03	$—	$—	$—
Gas Derivatives:
Swap contracts:
Volume (MMBtus per day)	5,000	5,000	2,500	—	—
Price per MMBtu (b)	$6.43	$6.43	$6.89	$—	$—
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (c)	2,500	2,500	2,500	—	—
Price differential ($/MMBtu)	$(0.30)	$(0.30)	$(0.31)	$—	$—
Collar contracts with short puts:
Volume (MMBtus per day)	—	—	—	—	5,000
Price per MMBtu:
Ceiling	$—	$—	$—	$—	$5.00
Floor	$—	$—	$—	$—	$4.00
Short put	$—	$—	$—	$—	$3.00

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(a)	Represents blended Mont Belvieu index prices per Bbl.

(b)	Represents the NYMEX Henry Hub index price on the derivative trade date.

(c)	Represents swaps that fix the basis differentials between the index price at which the Partnership sells its gas and NYMEX Henry Hub index price used in gas swap contracts.